Exhibit 1.1

Execution Copy

AmeriGas Finance LLC

AmeriGas Finance Corp.

as Issuers

AmeriGas Partners, L.P.

as Guarantor

6.75% Senior Notes Due 2020

7.00% Senior Notes Due 2022

Underwriting Agreement

New York, New York

January 5, 2012

CREDIT SUISSE SECURITIES (USA) LLC

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

WELLS FARGO SECURITIES, LLC

As Representatives of the several

Underwriters named in Schedule II hereto

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

AmeriGas Finance LLC, a Delaware limited liability company (“Finance LLC”), and AmeriGas Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Finance LLC, the “Issuers”), each a wholly owned subsidiary of AmeriGas Partners, L.P., a Delaware limited partnership (the “Guarantor”), propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the respective amounts in Schedule II hereto of $550,000,000 aggregate principal amount of Issuers’ 6.75% Senior Notes due 2020 (the “2020 Notes”) and $1,000,000,000 aggregate principal amount of the Issuers’ 7.00% Senior Notes due 2022 (the “2022 Notes” and together with the 2020 Notes, the “Securities”), to be issued under an indenture (the “Base Indenture”), to be dated as of the Closing Date (as defined below), between the Issuers, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, to be dated as of the Closing Date (as defined herein), between the Issuers, the Guarantor and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Securities will be entitled to the benefit of a full and unconditional guarantee by the Guarantor as set forth in the Indenture pursuant to which the Guarantor will fully and unconditionally guarantee the obligations of the Issuers under the Securities (the “Guarantee”).

The operating partnership of the Guarantor, AmeriGas Propane, L.P., a Delaware limited partnership, is referred to herein as the “Operating Partnership” and AmeriGas Propane, Inc., a Pennsylvania corporation and general partner of both the Guarantor and the Operating Partnership, is referred to herein as the “General Partner.” The Securities Act of 1933, as amended, and the rules and regulations thereunder, are herein referred to as the “Act.” Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

The proceeds of the Securities will be used, among other things, to finance the Guarantor’s acquisition of Heritage Operating, L.P. (“Heritage”) and Titan Energy Partners, L.P. (“Titan”) and their respective general partners and subsidiaries (the “Acquisition”, and the date on which the Acquisition is consummated, the “Acquisition Date”) as described in the “Use of Proceeds” section of the Disclosure Package and the Final Prospectus. The Guarantor’s obligation to consummate the Acquisition is subject to certain conditions.

If the Closing Date is not concurrent with the Acquisition Date, the Issuers will enter into an escrow and security agreement (the “Escrow Agreement”) with Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”) and the Trustee, pursuant to which the Issuers will deposit, or cause to be deposited, into an account pledged to the Trustee (the “Escrow Account”) the gross proceeds of the offering of the Securities, together with an additional amount (collectively with any other property from time to time held by the Escrow Agent, the “Escrowed Property”), sufficient to redeem the Securities at a redemption price (the “Special Redemption Price”) equal to (x) the aggregate principal amount of the Securities and (y) the amount of interest that would accrue on the Securities from the Closing Date to, but excluding, the 90th day following the Closing Date (the “Redemption Deadline”). Upon satisfaction of certain conditions set forth in the Escrow Agreement (the “Escrow Conditions”) as described in the Disclosure Package and the Final Prospectus, the Escrowed Property will be released to the Issuers (the “Escrow Release Date”). If the Escrow Conditions are not satisfied on or prior to the Redemption Deadline or if the agreement governing the Acquisition is terminated prior to the Redemption Deadline, then the Issuers will be required to redeem the Securities in accordance with the terms and conditions of the Indenture.

1. Representations and Warranties. The Issuers, the Guarantor, the Operating Partnership and the General Partner, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Issuers and the Guarantor meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission not earlier than three years prior to the date hereof an “automatic shelf registration statement,” as defined in Rule 405 (the file number of which is set forth in Schedule I hereto), on Form S-3, including a related Basic Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing in accordance with Rule 462(e). The Issuers and the Guarantor have filed with the Commission, pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to you. The Issuers and the Guarantor will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus, the Preliminary Prospectus and the Term Sheet) as the Issuers and the Guarantor have advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, and as applicable, the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the “Trust Indenture Act”) and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except for such omissions as are permitted under Rule 430B of the Act; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers and the Guarantor make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuers and the Guarantor by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 9(b) hereof.

(c) As of the Execution Time, the Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuers and the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the Execution Time, each of the Issuers and the Guarantor was a “well-known seasoned issuer” as defined in Rule 405. The Issuers and the Guarantor agree to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) At each of the times of delivery to offerees of the Term Sheet (as defined below) and any other Free Writing Prospectus and as of the Execution Time, the Issuers and the Guarantor were not and are not Ineligible Issuers (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuers or the Guarantor be considered Ineligible Issuers.

(f) Any Issuer Free Writing Prospectus and the Term Sheet do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus and the Term Sheet based upon and in conformity with written information furnished to the Issuers and the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof.

(g) Each of the Guarantor and the Operating Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) with full partnership power and authority to own, lease and operate its respective properties and to conduct its respective businesses in all material respects as described in the Disclosure Package and the Final Prospectus, and each of the Guarantor and the Operating Partnership is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the financial condition, business, properties, results of operations or prospects (“Material Adverse Effect”) of the Issuers, the Guarantor and the Operating Partnership, taken as a whole.

(h) Finance Corp. is a corporation duly incorporated, validly existing and in good standing under the Delaware General Corporation Law, with full corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Disclosure Package and the Final Prospectus, and Finance Corp. is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect on the Issuers, the Guarantor and the Operating Partnership, taken as a whole.

(i) Finance LLC is a limited liability company duly organized, validly existing and in good standing under the Delaware Limited Liability Company Act, with full limited liability company power and authority under such law to own, lease and operate its properties and to conduct its business in all material respects as described in the Disclosure Package and the Final Prospectus, and Finance LLC is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect on the Issuers, the Guarantor and the Operating Partnership, taken as a whole.

(j) The General Partner is a corporation duly incorporated and presently subsisting under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own, lease and operate its properties and to conduct its business and to act as general partner of the Guarantor and the Operating Partnership, in each case in all material respects as described in the Disclosure Package and the Final Prospectus, and the General Partner is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify (i) does not have a Material Adverse Effect on the Issuers, the Guarantor and the Operating Partnership, taken as a whole, or (ii) would not subject the limited partners that are unitholders of the Guarantor to any material liability or disability.

(k) None of the General Partner, the Guarantor or the Operating Partnership has or will have as of the Acquisition Date any subsidiaries, other than the Guarantor, the Operating Partnership, Petrolane Incorporated, a Pennsylvania corporation (“Petrolane”), Heritage and Titan, which would be deemed to be a significant subsidiary (as such term is defined in Section 1-02 of Regulation S-X).

(l) None of the Issuers, the Guarantor, the Operating Partnership or the General Partner is in violation of its partnership agreement, certificate or articles of incorporation, by-laws, limited liability company agreement or other organizational documents. None of the Issuers, the Guarantor, the Operating Partnership or the General Partner is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Issuers, the Guarantor, the Operating Partnership or the General Partner, as applicable, or of any decree or any court or governmental agency or body having jurisdiction over the Issuers, the Guarantor, the Operating Partnership or the General Partner, which violation would, if continued, have a Material Adverse Effect on the Issuers, the Guarantor and the Operating Partnership, taken as a whole. None of the Issuers, the Guarantor, the Operating Partnership or the General Partner is in breach, default or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which any of the Issuers, the Guarantor, the Operating Partnership or the General Partner is a party or by which any of them or any of their respective properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect on the Issuers, the Guarantor and the Operating Partnership, taken as a whole.

(m) None of the offering, issuance and sale of the Securities and the Guarantee, the execution, delivery or performance of this Agreement by the Issuers, the Guarantor, the Operating Partnership or the General Partner, the execution, delivery and performance of the Indenture by the Issuers and the Guarantor and, if applicable, the execution, delivery and performance of the Escrow Agreement by the Issuers or the consummation by the Issuers, the Guarantor, the Operating Partnership or the General Partner of the transactions contemplated hereby (other than the Acquisition) (i) requires any permit, consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official which has not been obtained or (ii) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation, by-laws or other organizational documents of either of the Issuers or any of their respective subsidiaries, the Guarantor, the Operating Partnership or the General Partner or (iii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under, any agreement, indenture, lease or other instrument to which either of the Issuers or any of their respective subsidiaries, the Guarantor, the Operating Partnership or the General Partner is a party or by which any of them or any of their respective properties may be bound other than as described in the Disclosure Package and the Final Prospectus or (iv) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to either of the Issuers or any of their respective subsidiaries, the Guarantor, the Operating Partnership or the General

Partner or any of their respective properties or (v) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either of the Issuers or any of their respective subsidiaries, the Guarantor, the Operating Partnership or the General Partner pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject (other than liens on the Escrowed Property for the benefit of the holders of the Securities and other than as described in the Disclosure Package and the Final Prospectus), except, in the case of clause (iii), (iv) or (v) above, which conflict, breach, violation or default would not, if continued, have a Material Adverse Effect on the Issuers, the Guarantor and the Operating Partnership, taken as a whole, or the General Partner and except, in the case of clause (i), for such as have been obtained and made under the Act and the Trust Indenture Act or such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and state securities or Blue Sky laws and regulations or which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on the Issuers, the Guarantor and the Operating Partnership, taken as a whole, or have a material adverse effect on the consummation of the offering, issuance and sale of the Securities.

(n) Except as disclosed in the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Disclosure Package or the Final Prospectus (or any amendment or supplement thereto), none of the Issuers, the Guarantor, the Operating Partnership or the General Partner has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Issuers, the Guarantor and the Operating Partnership, taken as a whole.

(o) Each of the Issuers, the Guarantor, the Operating Partnership and the General Partner has filed all material tax returns required to be filed, and has timely paid all taxes shown to be due pursuant to said returns, other than those (i) which, if not paid, would not have a Material Adverse Effect on the Guarantor and the Operating Partnership, taken as a whole or (ii) which are being contested in good faith.

(p) None of the Guarantor, the Operating Partnership, the General Partner, or to the Issuers’ and the Guarantor’s knowledge, Heritage or Titan has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, except as described in the Disclosure Package and the Final Prospectus, and, since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, and except for changes in accumulated other comprehensive income (loss) attributable to the Operating Partnership’s, the Guarantor’s, Heritage’s or Titan’s derivative instruments, there has not been any material adverse change in the partners’ equity or the capital stock or long-term debt of the Guarantor, the Operating Partnership, the General Partner, or to the Issuers’ and the Guarantor’s knowledge, Heritage or Titan other than the Guarantor’s distributions on November 18, 2011 to the General Partner and to holders of common units of record on November 9, 2011 and there has not been any material adverse change in or affecting the financial condition, business, properties, results of operations or prospects of the Guarantor and the Operating Partnership, including, to the Issuers’ and the Guarantor’s knowledge, Heritage and Titan and each entity that will be a direct or indirect subsidiary of the Guarantor as of the Acquisition Date, taken as a whole (any such event in this paragraph being termed a “Material Adverse Change”).

(q) PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the consolidated financial statements of the Guarantor included in, or incorporated by reference into, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto) are the auditors of the Guarantor and its subsidiaries and are independent within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(r) Grant Thornton LLP, who have expressed their opinion with respect to the combined financial statements of Heritage and its consolidated subsidiaries and Titan and its consolidated subsidiaries included in, or incorporated by reference into, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto) are the auditors of the Heritage and Titan and their respective subsidiaries and are independent within Rule 101 of the AICPA’s Code of Professional Conduct and its interpretations and rulings.

(s) The financial statements of the Guarantor included in, or incorporated by reference into, the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and their results of operations and cash flows for the periods shown; the financial statements of the Guarantor and its consolidated subsidiaries included in, or incorporated by reference into, the Disclosure Package, the Final Prospectus and the Registration Statement have been prepared in all material respects in conformity with generally accepted accounting principles applied on a substantially consistent basis, except to the extent disclosed therein; the pro forma financial statements included in, or incorporated by reference into, the Disclosure Package, the Final Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the assumptions used in preparing such pro forma financial statements are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(t) To the knowledge of the Issuers and the Guarantor, the combined financial statements of Heritage and its consolidated subsidiaries and Titan and its consolidated subsidiaries included in, or incorporated by reference into, the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial position of Heritage and its consolidated subsidiaries and Titan and its consolidated subsidiaries as of the dates indicated and their results of operations and cash flows for the periods shown; the combined financial statements of Heritage and its consolidated subsidiaries and Titan and its consolidated subsidiaries included in, or incorporated by reference into, the Disclosure Package, the Final Prospectus and the Registration Statement have been prepared in all material respects in conformity with generally accepted accounting principles applied on a substantially consistent basis, except to the extent disclosed therein.

(u) The Guarantor maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary: (x) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements as contemplated by Section 13(b)(2)(B) of the Exchange Act and (y) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) The Guarantor maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Guarantor in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to management as appropriate to allow timely decisions regarding required disclosure. The Guarantor has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(w) The General Partner is the sole general partner of the Guarantor and the Operating Partnership with a general partner interest in the Guarantor of 1.0% pursuant to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (as it may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”) and a general partner interest in the Operating Partnership of 1.0101% pursuant to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as it may be amended or restated at or prior to the Closing Date, the “AmeriGas Propane Partnership Agreement”).

(x) As of the Closing Date, the General Partner and its consolidated subsidiaries will continue to own limited partner interests in the Guarantor representing at least 20% limited partner interests.

(y) As of the Closing Date, the Guarantor will continue to be the sole limited partner of the Operating Partnership, with a limited partner interest of 98.9899%, and will own such limited partner interest in the Operating Partnership free and clear of all liens, encumbrances, charges or claims other than those arising pursuant to the AmeriGas Propane Partnership Agreement.

(z) All of the issued shares of capital stock of the General Partner have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of the General Partner are held directly or indirectly by UGI Corporation, free and clear of all liens, encumbrances, equities or claims.

(aa) Each of Finance Corp, Finance LLC, the Guarantor, the Operating Partnership and the General Partner has all requisite corporate, limited liability company or partnership power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement and, to the extent applicable, the Indenture, the Securities, the Guarantee (the Indenture, the Securities and the Guarantee are referred to as the “Operative Documents”) and the Escrow Agreement to which it is or will be a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, with respect to the Finance Corp, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein, with respect to Finance LLC, the limited liability power and authority to issue, sell and deliver the Securities as provided herein and therein, and with respect to the Guarantor, the partnership power and authority to fully and unconditionally guarantee the Securities as provided herein and therein.

(bb) This Agreement has been duly and validly authorized, executed and delivered by each of the Issuers, the Guarantor, the Operating Partnership and the General Partner.

(cc) At or before the Closing Date, the Issuers shall issue $1,550,000,000 of the Securities pursuant to the terms of the Disclosure Package and the Final Prospectus and the proceeds shall be used as set forth in the Disclosure Package and the Final Prospectus.

(dd) Each of the Guarantor and the Operating Partnership has all necessary consents, approvals, authorizations, orders, registrations and qualifications of or with any court or governmental agency or body having jurisdiction over it or any of its properties or of or with any other person to conduct its business as set forth or contemplated in the Disclosure Package and the Final Prospectus, except such consents, approvals, authorizations, orders, registrations or qualifications which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect upon the Issuers, the Guarantor and the Operating Partnership, taken as a whole.

(ee) Except as described in the Disclosure Package and the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Issuers, the Guarantor, the Operating Partnership or the General Partner threatened, to which any of the Issuers, the Guarantor, the Operating Partnership or the General Partner, or any of their respective subsidiaries is or may be a party or to which the business or property of any of the Issuers, the Guarantor, the Operating Partnership or the General Partner, or any of their respective subsidiaries is or may be subject and (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which any of the Issuers, the Guarantor, the Operating Partnership or the General Partner, or any of their respective subsidiaries is or may be subject that is reasonably expected to (x) individually or in the aggregate, have a Material Adverse Effect on the Issuers, the Guarantor and the Operating Partnership, taken as a whole, or the General Partner, (y) prevent or result in the suspension of the issuance of the Securities or (z) in any manner draw into question the validity of this Agreement, the Escrow Agreement (if applicable) and the Operative Documents.

(ff) None of the Issuers, the Guarantor, the Operating Partnership or the General Partner (i) has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which violation would have a Material Adverse Effect on the Issuers, the Guarantor and the Operating Partnership, taken as a whole, (ii) lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, or (iii) is violating any terms and conditions of any such permit, license or approval, which, in the case of clause (ii) or (iii), would have a Material Adverse Effect on the Issuers, the Guarantor and the Operating Partnership, taken as a whole.

(gg) The Issuers, the Guarantor, the Operating Partnership and the General Partner maintain insurance covering their respective properties, operations, personnel and businesses. In the General Partner’s reasonable judgment, such insurance insures against such losses and risks as are adequate to protect the Issuers, the Guarantor, the Operating Partnership, the General Partner, and their businesses. None of the Issuers, the Guarantor, the Operating Partnership or the General Partner has received notice from any respective insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

(hh) The Base Indenture, including the guarantee set out therein, has been duly and validly authorized, executed and delivered by each of the Issuers and the Guarantor, is enforceable against each Issuer and the Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and except that rights to indemnification thereunder may be limited by federal or state securities laws or policies relating thereto. The Supplemental Indenture has been duly authorized by each of the Issuers and the Guarantor and, when duly executed and delivered by each Issuer, the Guarantor and the Trustee, will be the legally valid and binding obligation of each Issuer and the Guarantor, enforceable against each Issuer and the Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and except that rights to indemnification thereunder may be limited by federal or state securities laws or policies relating thereto. The Base Indenture conforms, and the Supplemental Indenture, when executed and delivered, will conform, in all material respects to the description thereof in the Disclosure Package and the Final Prospectus.

(ii) The Securities have been duly and validly authorized for issuance and sale to you by each of the Issuers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and entitled to the benefits of the Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Securities, when executed and delivered, will conform in all material respects to the description thereof in the Disclosure Package and the Final Prospectus.

(jj) The Escrow Agreement has been duly and validly authorized by each of the Issuers. If applicable, the Escrow Agreement, on the Closing Date (if the Acquisition Date has not occurred), will have been duly executed and delivered by each of the Issuers and, assuming the due authorization, execution and delivery of the Escrow Agreement by the Escrow Agent, will constitute a valid and legally binding obligation of each of the Issuers, enforceable against each Issuer in accordance with its terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws general applicability relating to or affecting creditors’ rights and to general equity principles, and will create valid, perfected liens in the Escrowed Property, subject to no prior liens. On the Closing Date, the Escrow Agreement will conform in all material respects as to legal matters to the description thereof in the Disclosure Package and the Final Prospectus.

(kk) None of the Issuers, the Guarantor, the Operating Partnership or the General Partner is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will be an “investment company” or be “controlled by” an “investment company” as those terms are defined in the Investment Company Act of 1940, as amended.

(ll) None of the Issuers, the Guarantor, the Operating Partnership, the General Partner or any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes, and each of the Issuers, the Guarantor, the Operating Partnership and the General Partner agrees to comply with such Section if prior to the completion of the distribution of the Securities it commences doing such business.

(mm) None of the Issuers, the Guarantor, the Operating Partnership, their subsidiaries or their affiliates (which include, but are not limited to, the General Partner) (i) is a Sanctioned Person, (ii) has any of its assets in Sanctioned Entities or (iii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities. A “Sanctioned Entity” as used herein means (a) an agency of the government of, (b) an organization directly or indirectly controlled by or (c) an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or governmental authority or other entity (each, a “Person”) residing in, in each case, a country that is subject to a sanctions program identified on the list maintained by U.S. Department of the Treasury’s Office of Foreign Assets Control (the “OFAC”) and published from time to time, as such program may be applicable to such agency, organization or Person. A “Sanctioned Person” herein means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the OFAC as published from time to time.

(nn) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus pursuant to Item 12 of Form S-3 under the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act.

Each of the Issuers, the Guarantor, the Operating Partnership and the General Partner acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 hereof, counsel to the Issuers, the Guarantor, the Operating Partnership and the General Partner and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers agree to sell to each Underwriter, the Guarantor agrees to guarantee the Securities and each Underwriter agrees, severally and not jointly, to purchase from the Issuers and the Guarantor, the principal amount as set forth opposite such Underwriter’s name in Schedule II hereto of (i) if the Closing Date is concurrent with the Acquisition Date (a) the 2020 Notes at a purchase price of 98.53% of the principal amount thereof and (b) the 2022 Notes at a purchase price of 98.53% of the principal amount thereof or (ii) if the Closing Date precedes the Acquisition Date, (a) the 2020 Notes at a purchase price of 100.00% of the principal amount thereof and (b) the 2022 Notes at a purchase price of 100.00% of the principal amount thereof. In the case of clause (ii) in the preceding sentence, on the Acquisition Date, as compensation for the services rendered by the Underwriters to the Issuers in respect of the issuance and sale of the Securities, the Issuers and the Guarantor, jointly and severally, agree to pay the Underwriters a commission in the amount of 1.47% of the aggregate principal amount of the 2020 Notes and a commission in the amount of 1.47% of the aggregate principal amount of the 2022 Notes; it being understood that no such commissions shall be paid if the Acquisition has not been consummated on a prior to the Redemption Deadline.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date may be postponed by agreement between the Representatives and the Issuers or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuers by wire transfer payable in same-day funds to an account specified by the Issuers, or, if applicable, to the Escrow Account. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public (and in compliance with the applicable securities laws, regulations and rules of the provinces and territories of Canada) as set forth in the Disclosure Package and the Final Prospectus (and as set forth in the version of the Final Prospectus used to confirm sales in Canada).

(a) Each Underwriter covenants that it will not offer or sell Notes to purchasers resident in British Columbia, Canada other than to “Canadian permitted clients” (as such term is defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registration Obligations).

5. Agreements. The Issuers, the Guarantor, the Operating Partnership and the General Partner, jointly and severally, agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, neither the Issuers nor the Guarantor will file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus unless the Issuers or the Guarantor have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Issuers and the Guarantor will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuers and the Guarantor will promptly advise the Representatives, prior to the termination of the offering of the Securities, (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information relating to the offering of the Securities, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuers or the Guarantor of any notification with respect to the suspension of the qualification of the Securities or the Guarantee for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuers and the Guarantor will use their best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their best efforts to have such amendment or new registration statement become or be declared effective as soon as practicable.

(b) The Issuers and the Guarantor shall prepare a final term sheet in the form attached hereto as Schedule I (the “Term Sheet”) relating to the Securities, and to file such Term Sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuers and the Guarantor will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package in a form approved by the Representatives, such approval not to be unreasonably withheld, conditioned or delayed, to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus (as it may be then supplemented) would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, including in connection with use or delivery of the Final Prospectus, the Issuers and the Guarantor promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment to the Registration Statement or supplement to the Final Prospectus which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Issuers and the Guarantor will make generally available to their security holders and to the Representatives an earnings statement or statements of the Guarantor and its consolidated subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Issuers and the Guarantor will furnish to the Representatives, upon request, and counsel for the Underwriters, upon request, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Issuers will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Issuers and the Guarantor will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and the Guarantee and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Issuers or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities and the Guarantee, in any jurisdiction where it is not now so subject.

(h) Each of the Issuers and the Guarantor agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuers and the Guarantor that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Issuers and the Guarantor, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in

Rule 405) required to be filed with the Commission or retained by the Issuers and the Guarantor under Rule 433, other than the Term Sheet. Any such free writing prospectus consented to by the Representatives or the Issuers or the Guarantor is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each Issuer and the Guarantor agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Issuers and the Guarantor will not, without the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”), from the date of this Agreement until the Acquisition Date, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuers or the Guarantor which mature more than one year after the Closing Date, which are substantially similar to the Securities, which are denominated in the same currency as the Securities, and are offered primarily in the same market as the Securities.

(j) The Issuers and the Guarantor will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuers or the Guarantor to facilitate the sale or resale of the Securities.

(k) If the Closing Date precedes the Acquisition Date, the Issuers will deposit with the Escrow Agent on the Closing Date an amount in cash, which, together with the gross proceeds of the offering of the Securities deposited by the Underwriters in accordance with Section 3 hereof and the Escrow Agreement, is sufficient to redeem the Securities at the Special Redemption Price on the Redemption Deadline as described in the Disclosure Package and the Final Prospectus.

(l) The Issuers and the Guarantor, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, or the Guarantee endorsed thereon, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities, or the Guarantee endorsed thereon, as applicable; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities and the Guarantee for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification) and the preparation, printing and delivery to the Underwriters of copies of the blue sky survey and any supplement thereto; (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the fees and expenses of the Issuers’ and the Guarantor’s accountants and the fees and expenses of counsel (including local and special counsel) for the

Issuers and the Guarantor; (ix) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (x) if applicable, the fees and expense of the Escrow Agent, including the fees and disbursements of counsel for the Escrow Agent in connection with the Escrow Agreement; (xi) any fees payable in connection with the rating of the Securities; and (xii) all other costs and expenses incident to the performance by the Issuers of their obligations hereunder. Notwithstanding the foregoing, if the Escrow Conditions have not been satisfied by the Redemption Deadline, the Issuers and the Guarantor, jointly and severally, agree to pay the out of pocket expenses of the Underwriters, including the reasonable fees of their counsel.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers, the Guarantor, the Operating Partnership and the General Partner contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Issuers, the Guarantor, the Operating Partnership and the General Partner made in any certificates pursuant to the provisions hereof, to the performance by the Issuers, the Guarantor, the Operating Partnership and the General Partner of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, will have been filed in the manner and within the time period required by Rule 424(b); the Term Sheet and any other material required to be filed by the Issuers pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and, to the knowledge of the Issuers or Guarantor, no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Issuers and the Guarantor shall have requested and caused Morgan, Lewis & Bockius LLP, counsel to the Issuers, the Guarantor, the Operating Partnership and the General Partner, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance attached as Annex I hereto.

(c) The Issuers and the Guarantor shall have requested and caused Shearman & Sterling LLP, counsel to the Issuers, the Guarantor, the Operating Partnership and the General Partner, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance attached as Annex II hereto.

(d) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture (including the Guarantee), the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuers and the Guarantor shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Issuers and the Guarantor shall have furnished to the Representatives a certificate, signed by the President or any Vice President and the principal financial or accounting officer of Finance Corp., Finance LLC and the General Partner, dated the Closing Date, to the effect that:

(i) the representations and warranties of the Issuers, the Guarantor, the Operating Partnership and the General Partner in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuers, the Guarantor, the Operating Partnership and the General Partner have complied, in all material respects, with all the agreements and performed, in all material respects, all the conditions on its part to be performed at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Issuers’ or the Guarantor’s knowledge, threatened; and

(iii) on or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Issuers, the Guarantor, the General Partner or the Operating Partnership or any securities of the Issuers, the Guarantor, the General Partner or the Operating Partnership (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is used under Section 15E of the Exchange Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Issuers, the Guarantor, the General Partner or the Operating Partnership or any securities of the Issuers, the Guarantor, the General Partner or the Operating Partnership by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Securities than that on which the Securities were marketed.

(f) The Issuers and the Guarantor shall have requested and caused PricewaterhouseCoopers LLP, an independent registered public accounting firm, to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

(g) The Issuers and the Guarantor shall have requested and caused Grant Thornton LLP, an independent registered public accounting firm, to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6, the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(i) Since the dates as of which information is given in the Disclosure Package and the Final Prospectus, other than as set forth in the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement)

(i) except for changes in accumulated other comprehensive income (loss) attributable to the Operating Partnership’s, the Guarantor’s, Heritage’s or Titan’s derivative instruments, there shall not have occurred any material adverse change in the partners’ capital or capital stock of either of the Issuers, the Guarantor, the Operating Partnership, the General Partner, Heritage or Titan, as the case may be, nor any material increase in the long-term debt of either of the Issuers, the Guarantor, the Operating Partnership, the General Partner, Heritage or Titan, (ii) there shall not have been any material adverse change or development involving a prospective change in or affecting the financial condition, business, properties, results of operations or prospects of the Issuers, the Guarantor, and the Operating Partnership, including Heritage and Titan and each entity that will be a direct or indirect subsidiary of the Guarantor as of the Acquisition Date, taken as a whole, or the General Partner, and (iii) none of the Issuers, the Guarantor, the General Partner, the Operating Partnership, including Heritage and Titan and each entity that will be a direct or indirect subsidiary of the Guarantor as of the Acquisition Date, shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in this paragraph 6(i), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Disclosure Package and the Final Prospectus.

(j) Prior to the Closing Date, the Issuers and the Guarantor shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k) The Issuers, the Guarantor and the Trustee shall have entered into the Base Indenture and the Supplemental Indenture and you shall have received counterparts, conformed as executed, thereof.

(l) If applicable, the Representatives shall have received (i) a fully executed copy of the Escrow Agreement, (ii) such evidence as they may reasonably require of delivery by the Issuers to the Escrow Agent of the proceeds of the offering and additional amounts sufficient to redeem the Securities at the Special Redemption Price pursuant to the terms of the Escrow Agreement and (iii) any documents or information reasonably required in connection with the filing of any UCC financing statements filed in relation to the Escrowed Property as contemplated in Section 2.1(g) of the Escrow Agreement.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuers or the Guarantor in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York 10017, on the Closing Date.

7. Prior to the Escrow Release Date, the Issuers shall have furnished to the Representatives copies of any certificate or document provided to the Escrow Agent as contemplated under Section 2.3 of the Escrow Agreement confirming the matters set out therein in connection with the release of the Escrowed Property.

8. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Issuers, the Guarantor, the Operating Partnership and the General Partner to perform any agreement herein or comply with any provision hereof other than by reason of a default or termination by any of the Underwriters pursuant to Sections 10 or 11 hereof, the Issuers and the Guarantor, jointly and severally, will reimburse the Underwriters severally, through the Representatives on demand, for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

It is understood that, except as otherwise provided in this Agreement, the Underwriters will pay all their own costs and expenses, including the fees of their counsel, transfer taxes on any transfers of the Securities by the Underwriters and any advertising expenses connected with any offer they make and the transportation and other expenses incurred by the Underwriters in connection with presentations to prospective purchasers of the Securities.

9. Indemnification and Contribution.

(a) The Issuers, the Guarantor, the Operating Partnership and the General Partner, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the Term Sheet, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers, the Guarantor, the Operating Partnership and the General Partner will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers, the Guarantor, the Operating Partnership and the General Partner by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below. This indemnity agreement will be in addition to any liability which the Issuers, the Guarantor, the Operating Partnership and the General Partner may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuers, the Guarantor, the Operating Partnership and the General Partner, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Issuers, the Guarantor, the Operating Partnership and the

General Partner within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers, the Guarantor, the Operating Partnership and the General Partner to each Underwriter, but only with reference to written information furnished to the Issuers, the Guarantor, the Operating Partnership and the General Partner by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the information regarding the offering price and sales through affiliates appearing in the third full paragraph under the caption “Underwriting” and the information regarding stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids appearing in the ninth full paragraph under the caption “Underwriting.” This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) based on the advice of counsel, the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified parties. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers, the Guarantor, the Operating Partnership and the General Partner on the one hand and the Underwriters on the other severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuers, the Guarantor, the Operating Partnership and the General Partner and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers, the Guarantor, the Operating Partnership, the General Partner on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case under this paragraph (d) shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers, the Guarantor, the Operating Partnership and the General Partner on the one hand and the Underwriters on the other severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers, the Guarantor, the Operating Partnership and the General Partner on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers, the Guarantor, the Operating Partnership and the General Partner shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers, the Guarantor, the Operating Partnership and the General Partner on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers, the Guarantor, the Operating Partnership, the General Partner and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9 or each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, agent and affiliate of an Underwriter shall have the same rights to contribution as such Underwriter and each person who controls the Issuers, the Guarantor, the Operating Partnership and the General Partner within the meaning of either the Act or the Exchange Act, each officer of the Issuers, the Guarantor, the Operating Partnership and the General Partner who shall have signed the Registration Statement and each director of the Issuers, the Guarantor, the Operating Partnership and the General Partner shall have the same rights to contribution as the Issuers, the Guarantor, the Operating Partnership and the General Partner, subject in each case to the applicable terms and conditions of this paragraph (d).

10. Default by an Underwriter. (i) If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; (ii) provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Issuers or the Guarantor. In the event of a default by any Underwriter as set forth in clause (ii) of this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives and Issuers and the Guarantor shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuers, the Guarantor and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuers or the Guarantor prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Issuers’ or the Guarantor’s securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers, the Guarantor, the Operating Partnership and the General Partner or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuers or the Guarantor or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010 fax no.: (212) 538-0961; with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Michael Kaplan; or, if sent to the Issuers, will be mailed, delivered or telefaxed to (610) 992-3258 and confirmed to it at the office of the Partnership at 460 North Gulph Road, King of Prussia, Pennsylvania 19406, Attention: Steven A. Samuel, Vice President - Law and General Counsel; with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Jason Lehner and to Morgan, Lewis & Bockius LLP, 111 Pennsylvania Avenue, N.W., Washington D.C., 20004, Attention: Linda L. Griggs.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15. No Fiduciary Duty. The Issuers, the Guarantor, the Operating Partnership and the General Partner hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers and the Guarantor, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuers or the Guarantor and (c) the engagement by the Issuers, the Guarantor, the Operating Partnership and the General Partner of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuers, the Guarantor, the Operating Partnership and the General Partner agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuers or the Guarantor on related or other matters). The Issuers, the Guarantor, the Operating Partnership and the General Partner agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuers or the Guarantor, in connection with such transaction or the process leading thereto.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers, the Guarantor, the Operating Partnership and the General Partner and the Underwriters, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. The Issuers, the Guarantor, the Operating Partnership and the General Partner hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Basic Prospectus, (ii) the Preliminary Prospectus and (iii) the Term Sheet.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 4:30 p.m. on January 5, 2012.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean the preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including all the documents incorporated by reference therein and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuers and the several Underwriters.

Very truly yours,

AMERIGAS PARTNERS, L.P.
By:	AmeriGas Propane, Inc.,
its general partner

By:	/s/ John S. Iannarelli
Name:	John S. Iannarelli
Title:	Vice President — Finance and Chief Financial Officer

AMERIGAS FINANCE CORP.

By:	/s/ John S. Iannarelli
Name:	John S. Iannarelli
Title:	Vice President — Finance and Chief Financial Officer

AMERIGAS PROPANE, INC.

By:	/s/ John S. Iannarelli
Name:	John S. Iannarelli
Title:	Vice President — Finance and Chief Financial Officer

AMERIGAS PROPANE, L.P.
By:	AmeriGas Propane, Inc., its general partner

By:	/s/ John S. Iannarelli
Name:	John S. Iannarelli
Title:	Vice President — Finance and Chief Financial Officer

Signature Page to Underwriting Agreement

AMERIGAS FINANCE LLC
By:	AmeriGas Partners, L.P., its sole member

By:	AmeriGas Propane, Inc, its general partner

By:	/s/ John S. Iannarelli
Name:	John S. Iannarelli
Title:	Vice President — Finance and Chief Financial Officer

Signature Page to Underwriting Agreement

The foregoing Agreement is

hereby confirmed and accepted

as of the date specified in

Schedule I hereto.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ John Cogan
Name:	John Cogan
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael Zicari
Name:	Michael Zicari
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Jack D. Smith
Name:	Jack D. Smith
Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Todd B. Schanzlin
Name:	Todd B. Schanzlin
Title:	Managing Director

For themselves and the other

several Underwriters

named in Schedule II to

the foregoing Agreement.

Signature Page to Underwriting Agreement

SCHEDULE I

AmeriGas Finance LLC

AmeriGas Finance Corp.

Pricing Term Sheet

6.750% Senior Notes due 2020

7.000% Senior Notes due 2022

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement.

Issuers:	AmeriGas Finance LLC AmeriGas Finance Corp.

Guarantor:	AmeriGas Partners, L.P.

Terms Applicable to the $550,000,000 6.75% Senior Notes due 2020

Security Description:	6.750% Senior Notes due 2020

Face:	$550,000,000

Maturity:	May 20, 2020

Coupon:	6.750% per annum

Offering Price:	100.000%

Yield to Maturity:	6.750%

Spread to Treasury:	509 basis points

Benchmark:	UST 3.500% due May 15, 2020

Equity Clawback:	Redeemable until May 20, 2015 at 106.750% for up to 35% of the aggregate principal amount with the proceeds of certain equity offerings

Optional Redemption:	Redeemable during the 12-month period beginning on May 20 of the years indicated below:

Year	Redemption Price
2016	103.375%
2017	101.688%
2018 and thereafter	100.000%

CUSIP/ISIN:	03077JAA8 / US03077JAA88

Gross Spread:	1.470%

Terms Applicable to the $1,000,000,000 7.000% Senior Notes due 2022

Security Description:	7.000% Senior Notes due 2022

Face:	$1,000,000,000

Maturity:	May 20, 2022

Coupon:	7.000% per annum

Offering Price:	100.000%

Yield to Maturity:	7.000%

Spread to Treasury:	500 basis points

Benchmark:	UST 7.250% due August 15, 2022

Equity Clawback:	Redeemable until May 20, 2015 at 107.000% for up to 35% of the aggregate principal amount with the proceeds of certain equity offerings

Optional Redemption:	Redeemable during the 12-month period beginning on May 20 of the years indicated below:

Year	Redemption Price
2017	103.500%
2018	102.333%
2019	101.167%
2020 and thereafter	100.000%

CUSIP/ISIN:	03077JAB6 / US03077JAB61

Gross Spread:	1.470%

Terms Applicable to All Series of Notes

Escrow; Special Mandatory Redemption:

If the closing of the notes is not concurrent with the closing of the Heritage Acquisition (as defined in the Preliminary Prospectus Supplement), the gross proceeds of the offering will be deposited into an escrow account. In that case, if either the Contribution Agreement (as defined in the Preliminary Prospectus Supplement) is terminated prior to April 11, 2012 or the Heritage Acquisition (as defined in the Preliminary Prospectus Supplement) has not been consummated on or prior to April 11, 2012, the Issuers will be required to redeem the notes on the special mandatory redemption date at a redemption price equal to 100% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Interest Payment Dates:	May 20 and November 20, commencing May 20, 2012

Trade Date:	January 5, 2012

Settlement Date:	January 12, 2012 (T+5)

Minimum Allocations:	$2,000

Increments:	$1,000

Book Runners:	Credit Suisse Securities (USA) LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Senior Co-Managers:	RBS Securities Inc. PNC Capital Markets LLC

Co-Managers:	TD Securities BB&T Capital Markets, a division of Scott & Stringfellow, LLC Santander Investment Securities Inc.

We expect that delivery of the notes will be made against payment therefor on or about January 12, 2012, which will be the fifth business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing or the next two succeeding business days should consult their own advisor.

The issuers have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus included in that registration statement and other documents the issuers have filed with the SEC for more complete information about the issuers and this offering. You may get these documents free of charge by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuers, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037; Citigroup Global Markets Inc. toll-free at 1-877-858-5407; J.P. Morgan Securities LLC toll-free at 1-800-245-8812; Wells Fargo Securities, LLC toll- free at 1-800-326-5897.

SCHEDULE II

Underwriters	Principal Amount of 2020 Notes to be Purchased	Principal Amount of 2022 Notes to be Purchased
Credit Suisse Securities (USA) LLC	$157,142,855	$285,714,288
J.P. Morgan Securities LLC	129,081,633	234,693,877
Citigroup Global Markets Inc.	98,214,286	178,571,428
Wells Fargo Securities, LLC	98,214,286	178,571,428
RBS Securities Inc.	22,448,980	40,816,326
PNC Capital Markets LLC	22,448,980	40,816,326
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	11,224,490	20,408,163
TD Securities	5,612,245	10,204,082
Santander Investment Securities Inc.	5,612,245	10,204,082
Total	$550,000,000	$1,000,000,000

SII-1

Annex I

Opinions to be delivered by Morgan, Lewis & Bockius LLP

1. The General Partner is a corporation presently subsisting under the laws of the Commonwealth of Pennsylvania, with the requisite corporate power and authority to conduct its business as described in the Registration Statement, Disclosure Package and the Prospectus.

2. Each of the Guarantor and Operating Partnership (the “Partnership Entities”) is duly formed and validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, with the requisite partnership power and authority to conduct its respective business as described in the Registration Statement, Disclosure Package and the Prospectus.

3. The Partnership Entities have the requisite partnership power and authority to execute, deliver and perform their respective obligations under the Underwriting Agreement and, in the case of the Guarantor, the Indenture, and to consummate the transactions contemplated by the Underwriting Agreement and the Indenture (the “Opinion Documents”).

4. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by the Delaware Revised Uniform Limited Partnership Act or the Delaware Limited Liability Company Act for the due execution, delivery or performance by the Guarantor and AmeriGas Finance LLC, respectively, of any Opinion Documents to which either is a party.

5. The Underwriting Agreement has been duly executed and delivered by the Guarantor and the General Partner, on its own behalf and on behalf of the Guarantor and the Operating Partnership.

6. The execution and delivery of the Underwriting Agreement by each of the General Partner, on its own behalf and on behalf of the Guarantor and the Operating Partnership, and by AmeriGas Finance LLC do not, and the execution and delivery of the Indenture by the General Partner, on behalf of the Guarantor, and AmeriGas Finance LLC and the performance by the Partnership Entities and AmeriGas Finance LLC, to the extent they are parties to the Underwriting Agreement and the Indenture, as applicable, of their obligations thereunder, will not result in a violation of (i) the certificate of incorporation or bylaws of the General Partner, the Fourth Amended and Restated Agreement of Limited Partnership, dated as of July 27, 2009, of the Guarantor, or the Second Amended and Restated Agreement of Limited Partnership, dated as of December 1, 2004, of the Operating Partnership; (ii) any provision of the Delaware Revised Limited Partnership Act; or (iii) the Delaware Limited Liability Company Act.

7. The Indenture has been duly executed and delivered by the Guarantor.

Annex II

Opinions to be delivered by S&S

1. Finance Corp. is a corporation validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such law to conduct its business as described in the General Disclosure Package and Prospectus.

2. Finance LLC is a limited liability company duly organized and validly existing and in good standing under the laws of the state of Delaware with the requisite limited liability company power and authority to own lease and operate its properties and to conduct its business as described in the General Disclosure Package and Prospectus.

3. Each of the Issuers (a) has the corporate and limited liability company power to execute, deliver and perform each Opinion Document to which it is a party and (b) has taken all action (corporate or otherwise) necessary to authorize the execution, delivery and performance of each Opinion Document to which it is a party.

4. The statements in the General Disclosure and Package Prospectus under the caption “Description of the Debt Securities” and “Description of Notes” in each case, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein.

5. Subject to the conditions and limitations described therein, the statements under the caption “Material U.S. Federal Income Tax Consequences,” in the General Disclosure Package and Prospectus insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

6. No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body or any third party that is a party to any of document filed as an exhibit to the Registration Statement or ,to any documents listed in Schedule B, is required for the due execution, delivery or performance by the Issuers or the Guarantor of any Opinion Document to which they are a party, except as have been obtained and are in full force and effect under the Securities Act of 1933, as amended, or the 1939 Trust Indenture Act, as amended, as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Securities, except for the authorizations, approvals, actions, notices and filings specified in the Underwriting Agreement, each of which has been duly obtained, taken, given or made and, to our knowledge, has not been withdrawn.

7. The Underwriting Agreement has been duly executed and delivered by each of the Issuers.

8. None of the Issuers, the Guarantor and the Operating Partnership is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the General Disclosure Package and

Prospectus will be, required to register as an investment company under the Investment Company Act of 1940, as amended.

9. The execution and delivery by the Issuers of each Opinion Document to which it is a party do not, and the performance by each of the Issuers of their obligations thereunder will not result in a violation of the (i) (x) certificate of incorporation or bylaws of Finance Corp. or (y) Limited Liability Company Agreement of Finance LLC, or (ii) the federal law of the United States of America, and the law of the State of New York, and the General Corporation Law of the State of Delaware (including , in each case, the rules or regulations promulgated thereunder or pursuant thereto).

10. The execution and delivery by the Issuers, the Guarantor and the Operating Partnership of each Opinion Document to which it is a party do not, and the performance by each of the Issuers, the Guarantor and the Operating Partnership of their obligations thereunder will not result in a breach of, default under or acceleration of (or entitle any party to accelerate) the maturity of any obligation under, or result in or require the creation of any lien upon or security interest in any property of the Issuers, the Guarantor or the Operating Partnership pursuant to the terms of, any agreement or document listed as an exhibit to the Registration Statement or listed in Schedule B.

11. The Indenture has been duly executed and delivered by each of the Issuers and is the legal, valid and binding obligation of each Issuer and the Guarantor, enforceable against each of the Issuers and the Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

12. The Securities have been duly executed by each of the Issuers and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Underwriting Agreement, the Securities will be the legal, valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms and entitled to the benefits of the Indenture, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

13. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

14. [If Applicable][The Escrow Agreement has been duly authorized, executed and delivered by the Issuers.]

15. [If Applicable][The Escrow Agreement is effective to create in favor of the Trustee as secured party, as security for the Secured Obligations (as defined in the Escrow Agreement), a security interest (the “Security Interest”) in the Issuers’ right, title and interest in the Escrow Account and the financial assets credited thereto in which a security interest may be created pursuant to Article 9 of the Uniform Commercial Code as in effect in the State of New York on the date hereof (the “UCC”).]

16. [If applicable][Upon the establishment of the Escrow Account pursuant to the terms of the Escrow Agreement and the due execution and delivery of the Escrow Agreement by the Trustee as secured party, the Financial Institution (as defined in the Escrow Agreement) as securities intermediary and each of the Issuers as grantor, the Trustee’s security interest in the Escrow Account will be perfected.]

Such counsel shall also have furnished to the Underwriters a written statement, that the Registration Statement, including any Rule 462(b) Registration Statement, became effective under the Securities Act within the last three years; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to our knowledge, based on a telephone conversation with a member of the staff of the Commission on the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and no proceedings for that purpose have been initiated by the Commission.

Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters, to the effect that, in such capacity, such counsel has reviewed and participated in discussions concerning the preparation of the Registration Statement, the General Disclosure Package and the Prospectus with certain officers or employees of the Issuers and the Guarantor, with counsel and auditors, and with the representatives of the Underwriters. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that such counsel cannot and does not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement, the General Disclosure Package or the Prospectus, except as set forth in paragraphs 4 and 5 of their opinion addressed to the Underwriters, dated the date hereof.

Subject to the limitations set forth in the immediately preceding paragraph, such counsel advises, on the basis of the information they gained in the course of performing the services referred to above, in their opinion, (a) each of the documents incorporated by reference in the Registration Statement, General Disclosure Package and Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which they express no opinion), at the time it was filed with the Commission, appears on its face to have been appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder, and (b) each of the Registration Statement and the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which they express no opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

Such counsel further advises that, subject to the limitations set forth in the second preceding paragraph, on the basis of the information they gained in the course of performing the services referred to above, no facts came to such counsel’s attention which caused it to believe that (i) the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1, as to which they have not been requested to comment), as of the date of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package (other than the financial statements and other financial data contained therein or omitted therefrom, as to which they have not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which they have not been requested to comment), as of the date of the Final Prospectus Supplement or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.